Exhibit 99.1

Shea Homes Limited Partnership and Shea Homes Funding Corp. Announce Pricing of Private Offering of $375 Million of 5.875% Senior Notes due 2023 and $375 Million of 6.125% Senior Notes due 2025

Walnut, Calif., March 12, 2015

Shea Homes Limited Partnership (the “Company”) and Shea Homes Funding Corp. (“Funding Corp.” and, together with the Company, the “Issuers”) announced today that they have priced $375 million in aggregate principal amount of 5.875% Senior Notes due 2023 and $375 million in aggregate principal amount of 6.125% Senior Notes due 2025 (together, the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will not be secured and will be guaranteed by certain of the Company’s subsidiaries. The Issuers expect to close the Notes offering on March 23, 2015.

The Company intends to use the net proceeds from the Notes offering to fund the consideration for the purchase of the $750 million outstanding principal amount of the Company’s 8.625% Senior Secured Notes due 2019 (the “Outstanding Senior Secured Notes”), in the Company’s previously announced cash tender offer for any and all of the Outstanding Senior Secured Notes (the “Tender Offer”), and/or to redeem any and all of the Outstanding Senior Secured Notes that have not been accepted and paid for in the Tender Offer and to pay related expenses.

About Shea Homes Limited Partnership

Shea Homes is one of the largest private homebuilders in the nation. Since its founding in 1968, Shea Homes has delivered almost 94,000 homes. Shea Homes builds homes with quality craftsmanship and designs that fit varied lifestyles and budgets. Over the past several years, Shea Homes has been recognized as a leader in customer satisfaction with a reputation for design, quality and service. For more about Shea Homes and its communities, visit www.sheahomes.com.

Forward-Looking Statements

This news release contains forward-looking statements and information relating to Shea Homes Limited Partnership and its subsidiaries, which are based on the beliefs of, as well as assumptions made by, and information currently available to, our management. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “anticipate,” “appear” and “project” and similar expressions, as they relate to the Company and its subsidiaries are intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s and its subsidiaries’ control and are difficult to forecast and that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: changes in employment levels; changes in the availability of financing for homebuyers; changes in interest rates; changes in consumer confidence; changes in levels of new and existing homes for sale; changes in demographic trends; changes in housing demand; changes in home prices; elimination or reduction of the tax benefits associated with owning a home; litigation risks associated with home warranty and construction defect and other claims; and various other factors, both referenced and not referenced above, and included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, the Company and its subsidiaries neither intend nor assume any obligation to revise or update these forward-looking statements, which speak only as of their dates. Shea Homes the Company and its subsidiaries nonetheless reserve the right to make such updates from time to time by news release, periodic report or other method of public disclosure without the need for specific reference to this news release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact: Andrew Parnes, CFO @ 909-594-0954 or andy.parnes@sheahomes.com